EXHIBIT 10.12

                 LETTER AGREEMENT DATED MARCH 14, 2003 AMENDING
         TERMINATION AGREEMENT WITH FAIRCHILD INTERNATIONAL CORPORATION





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                       FAIRCHILD INTERNATIONAL CORPORATION
                          595 Hornby Street, Suite 603
                       Vancouver, British Columbia V6C 1A4


March 14, 2003

PRAXIS PHARMACEUTICALS INC.
#600, 595 Hornby Street
Vancouver, BC V6C 1A4

Gentlemen:


This letter outlines our agreement pertaining to the Termination of License And Research & Development Agreement dated February 28, 2001 (the "Termination Agreement"), the amendment to the Termination Agreement dated January 15, 2002 (the "First Amendment") and the amendment to the Termination Agreement dated May 28, 2002 (the "Second Amendment").

As set out in the Termination Agreement, Fairchild and Praxis agreed that Praxis would retain those common shares of Fairchild issued to Praxis under the terms of the original license agreement, and that Praxis would pay to Fairchild 30% of Net Revenues from sales of the agents in the arthritis and topical treatment of dermal wrinkles to a maximum of $250,000 over the first three years of sales (the "Royal Obligation").

FIRST AMENDMENT TO TERMINATION AGREEMENT

In the First Amendment, Fairchild and Praxis agreed that (1) Praxis would place its Fairchild shares (the "Shares") in a voluntary pooling arrangement whereby an amount equal to 1% of the total number of Fairchild's outstanding shares would be released every three months to Praxis, and (2) so long as Praxis paid Fairchild 66.6% of the proceeds from the sale of the Shares until US$175,000 had been paid, Fairchild would deem that payment be in full and complete satisfaction of the Royalty Obligation described above.

SECOND AMENDMENT TO TERMINATION AGREEMENT

In the Second Amendment, Fairchild and Praxis agreed that (1) the Shares need not be placed in a voluntary pooling arrangement; (2) Praxis would comply with all of the requirements for resale of the Shares under Rule 144 of the United States Securities Act of 1933; and (3) so long as Praxis has paid Fairchild a total of US$175,000 by May 31, 2003, such payment shall be deemed to be in full and complete satisfaction of the Royalty Obligation described above.

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THIRD AMENDMENT TO TERMINATION AGREEMENT

Fairchild and Praxis now further amend the Termination Agreement, the First Amendment and the Second Amendment to provide that the date for payment of a total of US$175,000 by May 31, 2003 be extended until on or before May 31, 2004 (the "Third Amendment"). All other terms of the Termination Agreement, the First Amendment and the Second Amendment remain in full force and effect.

Please sign below to indicate your agreement and acceptance of this Third Amendment.

FAIRCHILD INTERNATIONAL CORPORATION


By:      /s/ BYRON COX
   --------------------------------------
           Authorized Signatory


Agreed to and accepted this 14th day of March, 2003.
PRAXIS PHARMACEUTICALS INC.


By:      /s/ DAVID STADNYK
   ---------------------------------------
            Authorized Signatory